MOEN AND COMPANY LLP CHARTERED ACCOUNTANTS

Securities Commission Building

PO Box 10129, Pacific Centre

Suite 1400 – 701 West Georgia Street

Vancouver, British Columbia

Canada V7Y 1C6

Telephone:  (604) 662-8899

Fax:  (604) 662-8809

Email:  auditca@telus.net

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors of

China Clean Energy Resources Limited

We have reviewed the accompanying consolidated balance sheet of China Clean Energy Resources Limited as of June 30, 2006, and the related statements of income, retained earnings (deficit), cash flows and stockholders’ equity for the six month period ended June 30, 2006.  These interim financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

“Moen and Company LLP”

(“Signed”)

Chartered Accountants

Vancouver, British Columbia, Canada

July 18, 2006